SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2010

CONCEPTUS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-27596	94-3170244
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

331 East Evelyn Avenue
Mountain View, CA 94041

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 962-4000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Compensatory Arrangements of Certain Officers.

Fiscal Year 2010 CEO & Senior Staff Incentive Plan

On May 17, 2010, the Compensation Committee of the Board of Directors (the “Board”) of Conceptus, Inc. (the “Company”) approved the Fiscal Year 2010 CEO & Senior Staff Incentive Plan (the “Incentive Plan”), pursuant to which the Company’s chief executive officer, executive vice presidents, vice presidents and certain other employees will be eligible to receive bonuses in the form of cash and equity awards upon the achievement of specified financial goals and individual objectives set by the Compensation Committee.

The Company’s chief executive officer will be eligible for a bonus up to 156% of his current base salary, and such bonus will be payable 100% in cash.   To the extent the chief executive officer overachieves his established goal; the incremental bonus amount will be also be paid in cash.

The Company’s executive vice presidents will be eligible for bonuses up to 94% of their base salaries and the Company’s vice presidents will be eligible for bonuses up to 62% of their base salaries.  For these employees, bonuses for up to 100% achievement of established goals will be paid in cash. To the extent an employee overachieves his or her established goal; the incremental bonus amount will also be paid in cash.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits - None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCEPTUS, INC.
(Registrant)

	By:	/s/ Gregory E. Lichtwardt
Gregory E. Lichtwardt
Executive Vice President, Treasurer
and Chief Financial Officer

Dated: May 20, 2010